EXHIBIT 5

1201 MAIN STREET, 22ND FLOOR (29201-3226) POST OFFICE BOX 11889 (29211-1889) COLUMBIA, SOUTH CAROLINA TELEPHONE 803.779.3080 FACSIMILE 803.765.1243 WEBSITE www.hsblawfirm.com

August 1, 2012

Sonoco Products Company

One North Second Street

Hartsville, South Carolina 29551

Ladies and Gentlemen:

We are acting as counsel to Sonoco Products Company, a South Carolina corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (such Registration Statement, including the Prospectus, as amended, or supplemented by various Prospectus Supplements, is hereinafter referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on or about August 1, 2012 under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time of an unspecified amount of (a) shares of common stock, no par value, of the Company (“Common Stock”), (b) shares of preferred stock, no par value, of the Company (“Preferred Stock”), to be issued in one or more series, and (c) debt securities of the Company (“Debt Securities”), which may be issued pursuant to an Indenture dated as of June 15, 1991, between the Company and the Trustee named therein, as supplemented from time to time (the “Indenture”). The Common Stock, the Preferred Stock, and the Debt Securities are referred to collectively herein as the “Securities.”

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, statutes, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the Restated Articles of Incorporation of the Company (the “Restated Articles”), (ii) the Bylaws of the Company, as amended to date (the “Bylaws”), (iii) minutes and records of the corporate proceedings of the Company, including the Board of Directors of the Company, as furnished to us by the Company, (iv) the Indenture, (v) the Registration Statement and the exhibits thereto, and (vi) certificates of public officials and of representatives of the Company. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions set forth below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, and that all information submitted to us was accurate and complete.

Sonoco Products Company

August 1, 2012

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(1) When the issuance and sale of any shares of Common Stock have been duly authorized by the Board, and when such shares have been duly issued in accordance with the terms and conditions set forth in the Registration Statement, and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such shares against payment therefor, then such shares of Common Stock will have been duly authorized by all necessary corporate action on the part of the Company and will be legally issued, fully paid and nonassessable.

(2) When the specific terms of a particular series of Preferred Stock and the issuance and sale of shares of such series have been duly authorized by the Board and duly established in conformity with the Restated Articles, the Bylaws, and applicable law, including through approval by the Board of an amendment to the Restated Articles establishing the terms and conditions of such series, when the amendment to the Restated Articles for such series has been filed in the office of the Secretary of State of South Carolina, and when such shares have been duly issued in accordance with the Restated Articles as so amended, the Registration Statement, and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such shares against payment therefor, then such shares of Preferred Stock will have been duly authorized by all necessary corporate action on the part of the Company and will be legally issued, fully paid and nonassessable.

(3) When any supplemental indenture to be entered into in connection with a particular series of Debt Securities has been duly authorized, executed and delivered by the Company and the Trustee, when the specific terms of the Debt Securities and the issuance and sale thereof have been duly authorized by the Board of Directors of the Company or, to the extent permitted by the South Carolina Business Corporation Act, the Restated Articles, and the Bylaws, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”), and when such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the Indenture, any supplemental indenture relating to such Debt Securities, the Registration Statement, and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such Debt Securities against payment therefor, then such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (ii) concepts of reasonableness and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) any implied covenants of good faith and fair dealing.

Sonoco Products Company

August 1, 2012

In connection with this opinion, we have assumed that:

(a) prior to the time of the offer, sale or delivery of any Securities, the Registration Statement and any amendments thereto will have become effective under the Securities Act and such effectiveness shall not have been terminated, rescinded or suspended;

(b) prior to, at or after the time of the offer, sale or delivery of any Securities, a prospectus supplement will, in accordance with the applicable requirements of the Securities Act and the rules and regulations thereunder, have been prepared and filed with the Commission describing the Securities offered thereby;

(c) no Debt Securities will include any provision that is unenforceable;

(d) in the case of Securities consisting of shares of Common Stock or Preferred Stock, at the time of the issuance thereof, there will be a sufficient number of shares of Common Stock or Preferred Stock authorized under the Restated Articles and not otherwise issued or reserved for issuance;

(e) neither the terms of the Securities to be established after the date hereof or of any agreement or instrument to be entered into or filed by the Company in connection with such Securities (including, but not limited to, any supplemental indenture relating to any series of Debt Securities, or any amendment to the Restated Articles), nor the performance by the Company of its obligations in respect of any such Securities or under any such agreement or instrument will violate any applicable law or public policy or result in a breach or violation of any provision of any agreement or instrument binding upon the Company or of any restriction imposed by any court or government body having jurisdiction over the Company;

(f) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner consistent with the plan of distribution set forth in the Registration Statement and the applicable prospectus supplement; and

(g) there shall not have occurred any change in law affecting the validity or enforceability of any Securities.

The opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the federal laws of the United States of America, the laws of the state of South Carolina (including statutory provisions, all applicable provisions of the South Carolina Constitution, and reported judicial decisions interpreting

Sonoco Products Company

August 1, 2012

those laws) and, to the extent set forth as the governing law in the Indenture, the laws of the State of New York. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We disclaim any obligations to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We consent to be named in the Registration Statement as attorneys who will pass upon certain legal matters in connection with the offering described in the Registration Statement, and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is limited to the specific issues addressed herein and we assume no obligation to revise or supplement this opinion after the date hereof.

Very truly yours,

/s/ Haynsworth Sinkler Boyd, P.A.

Haynsworth Sinkler Boyd, P.A.